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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Neenah Foundry Company of our report dated March 6, 1998, except as to Note 13, which is as of September 8, 1998, relating to the consolidated financial statements of Dalton Corporation (formerly known as The Dalton Foundries, Inc.), which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Indianapolis, Indiana
February 12, 1999